EXHIBIT 21
EOG Resources, Inc.
Subsidiaries
As of December 31, 2020

EOG Resources, Inc., a Delaware corporation, had the U.S. and international subsidiaries shown below as of December 31, 2020. The names of certain subsidiaries have been omitted (pursuant to Regulation S-K, Item 601(b)(21)(ii)) since, considered in the aggregate as a single subsidiary, they would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X) as of the year end covered by this report. Inclusion in this list is not, however, a representation that the listed subsidiary is a “significant subsidiary”.

Name of Subsidiary	Jurisdiction of Organization/Incorporation
EOG – Canada, Inc.	Delaware
EOG Canada Oil & Gas Inc.	Alberta
EOG Expat Services, Inc.	Delaware
EOG Resources Block 4(a) Company	Cayman Islands
EOG Resources (Nevis) Block 4 (a) Limited	Nevis
EOG Resources China Limited	Hong Kong
EOG Resources International, Inc.	Delaware
EOG Resources Marketing LLC	Delaware
EOG Resources Muscat Block 49 SPC	Oman
EOG Resources Muscat SPC	Oman
EOG Resources Nevis U (b) Block Limited	Nevis
EOG Resources Nitro2000 Company	Cayman Islands
EOG Resources Nitro2000 Ltd.	Nevis
EOG Resources Oman Block 49 Limited	Cayman Islands
EOG Resources Oman Limited	Cayman Islands
EOG Resources Railyard (North Dakota), Inc.	Delaware
EOG Resources Railyard, Inc.	Delaware
EOG Resources Trinidad – U(a) Block Limited	Cayman Islands
EOG Resources Trinidad Block 4(a) Unlimited	Trinidad
EOG Resources Trinidad Limited	Trinidad
EOG Resources Trinidad Nitro Unlimited	Trinidad
EOG Resources Trinidad U(b) Block Unlimited	Trinidad
EOG Resources U(b) Block Company	Cayman Islands
EOGI China International Ltd.	Cayman Islands
EOGI International Company	Cayman Islands
EOGI International, Inc.	Delaware
EOGI Oman International Block 49 Ltd.	Cayman Islands
EOGI Oman International Ltd.	Cayman Islands
EOGI Trinidad – U(a) Block Company	Cayman Islands
Hawthorn Oil Transportation (North Dakota), Inc.	Delaware
Hawthorn Oil Transportation, Inc.	Delaware
Murrott Capital Ltd.	Nevis
Nilo Operating Company	Delaware
Pecan Pipeline (North Dakota), Inc.	Delaware
Pecan Pipeline Company	Delaware